Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 118 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund of our report dated December 17, 2014; Fidelity Advisor Value Leaders Fund of our report dated December 16, 2014; Fidelity Advisor Overseas Fund and Fidelity Advisor Global Equity Income Fund of our reports dated December 19, 2014; Fidelity Advisor Global Capital Appreciation Fund of our report dated December 22, 2014 and Fidelity Advisor Emerging Asia Fund of our report dated December 23, 2014 relating to the financial statements and financial highlights included in the October 31, 2014 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 23, 2014